UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2011

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 7, 2011, certain of the Registrant’s subsidiaries (the "HP Borrowers") entered into the Third Amendment to the Credit Agreement (the "HP Credit Third Amendment") with the financial institutions party thereto as lenders (the "HP Lenders") and Bank of America, N.A., as the fronting bank, letter of credit administrator and administrative agent ("Bank of America") to the Amended and Restated Credit Agreement, dated as of June 12, 2007, by and among the HP Borrowers, the HP Lenders and Bank of America, as previously amended.

On January 7, 2011, the Registrant and Alterra Bermuda Limited ("Alterra Bermuda") entered into the Amendment to the Credit Agreement (the "Max Credit Fifth Amendment") with the financial institutions party thereto as lenders (the "Max Lenders") and Bank of America to the Credit Agreement, dated as of August 7, 2007, by and among the Registrant, Alterra Bermuda, the Max Lenders and Bank of America, as previously amended.

Both the HP Credit Third Amendment and the Max Credit Fifth Amendment revise certain reporting requirements of a subsidiary of the Registrant as set forth therein.

The foregoing description of each of the HP Credit Third Amendment and the Max Credit Fifth Amendment do not purport to be complete and are subject to and qualified in their entirety by reference to the HP Credit Third Amendment and Max Credit Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

January 13, 2011	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to the Amended and Restated Credit Agreement, dated as of January 7, 2011, by and among certain subsidiaries of Alterra Capital Holdings Limited, the Lender parties thereto, and Bank of America, N.A., as Administrative Agent.
10.2	Fifth Amendment to the Credit Agreement, dated as of January 7, 2011, by and among Alterra Capital Holdings Limited, Alterra Bermuda Limited, the Lender parties thereto, and Bank of America, N.A., as Administrative Agent.